Exhibit 10.10

INDEMNIFICATION AGREEMENT

AGREEMENT, made this [•], between Foster Wheeler AG, Zug, Switzerland, (the “Company”) and [•] (the “Indemnitee”).

BACKGROUND:

A.            The Indemnitee is a [member of the Board][officer] of the Company.

B.            Highly competent persons have become more reluctant to serve publicly-held companies as directors or in other capacities unless they are provided with adequate protection through insurance and indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of such companies.

C.            Uncertainties relating to indemnification increase the difficulty of attracting and retaining such persons.

D.            The Board (as defined in Section 13(d)) has determined that an inability to attract and retain such persons is detrimental to the best interests of the Company and that the Company should act to assure such persons that there will be increased certainty of such protection in the future.

E.             In recognition of Indemnitee’s need for protection against personal liability in order to secure Indemnitee’s service to the Company and Indemnitee’s reliance on the indemnity provisions of the Company’s Articles of Association (the “AoA”) contained in Article 26 of the AoA requiring indemnification of the Indemnitee to the fullest extent permitted by law, and in part to provide Indemnitee with specific contractual assurance that the protection promised by Article 26 of the AoA will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of Article 26 of the AoA or any change in the composition of the Company’s Board of Directors (the “Board”) or acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement.

F.             It is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of persons serving as [members of the board][executive officers] of the Company to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified.

G.            Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified.

AGREEMENT:

Section 1.               Agreement to Serve.  Indemnitee served as [director/officer] of the Foster Wheeler Ltd Bermuda and agrees to serve as a [director/officer] of the Company.  This Agreement does not create or otherwise establish any right on the part of Indemnitee to be and continue to be elected or appointed a [director/officer] of the Company or any other Group Company and does not create an employment contract between the Company and Indemnitee.

Section 2.               Basic Indemnification Agreement.  (a) Subject to section 12, the Company shall indemnify and hold harmless Indemnitee if Indemnitee (in Indemnitee’s capacity as a director/officer), was is or becomes a party to or other participant in, or is threatened to be made a party to or other participant in, a Claim (as defined in Section 13(d) herein) by reason of (or arising in part out of) an Indemnifiable Event (as defined in Section 13(h) herein), such indemnity to be to the fullest extent permitted by law as soon as practicable and in accordance with the procedures set forth in Section 7, such indemnity to include indemnity against any and all Expenses (as defined in Section 13(f) herein), damages, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection therewith) of such Claim actually and reasonably incurred by or on behalf of Indemnitee in connection with such Claim and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement.  Notwithstanding the foregoing, the indemnification obligations of the Company under Section 2(a) and the Company’s obligations to advance Expenses under Section 6 shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the special independent counsel referred to in Section 3 hereof is involved) that Indemnitee would not be permitted to be indemnified or receive an advancement of Expenses under applicable law.

(b) Notwithstanding anything in this Agreement to the contrary, prior to a Change of Control (as defined in Section 13(c) herein), and except as provided in Sections 2(b), 5 and 9, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim (i) initiated by Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Claim; (ii) made on account of Indemnitee’s conduct which constitutes a breach of Indemnitee’s duty of loyalty to the Company or its shareholders or is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law; or (iii) arising from the purchase and sale by Indemnitee of securities in violation of Section 17(b) of the Securities Exchange Act of 1934, as amended.

(c) Notwithstanding the foregoing, the Company shall not indemnify the Indemnitee in respect of any Claim as to which the Indemnitee shall have been adjudged in a final and non-appealable judgment or decree of a court, arbitral tribunal or governmental or administrative authority of competent jurisdiction to have committed an intentional or grossly negligent breach of his duties as [a member of the Board][an executive officer] of the Company under applicable law, provided however, that to the extent applicable law changes after the date of this Agreement and permits greater indemnification by agreement than would be afforded currently under this section 2(c), it is the intent of the parties hereto that the Company shall indemnify the Indemnitee without regard to the restrictions contained in this section 2(c) to the fullest extent permitted under applicable law at such time.

(d) To the fullest extent permitted under applicable law, the Company waives, and undertakes to cause its Subsidiaries to waive, any claim it may have against the Indemnitee for loss, damage or costs howsoever caused to the Company and/or any of its Subsidiaries in connection with a Indemnifiable Event, unless any such loss, damage or cost is attributable to conduct (including omissions) constituting an intentional or grossly negligent breach of Indemnitees’s duties as [a member of the Board][an officer] of the Company under applicable law provided however, that to the extent applicable law changes after the date of this Agreement and permits greater indemnification by agreement than would be afforded currently under this section 2(d), it is the intent of the parties hereto that the Company shall indemnify the Indemnitee without regard to the restrictions contained in this section 2(d) to the fullest extent permitted under applicable law at such time.

Section 3.               Change in Control.  The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by two- thirds or more of the Board who were directors immediately prior to such Change in Control) then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement, or the Articles of Association now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from special independent counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld or delayed) and who has not otherwise performed services for the Company within the last five years (other than in connection with such matters) or for Indemnitee or any other party to the claim.  In the event that Indemnitee and the Company are unable to agree on the selection of the special independent counsel, such special independent counsel shall be selected by lot from among at least three law firms with offices in Zurich, Switzerland having more than 50 attorneys, and having attorneys who specialize in corporate law.  Such selection shall be made in the presence of Indemnitee (and his legal counsel or either of them, as Indemnitee may elect).  Such counsel, among other things, shall, within 90 days of its retention, render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law.  The Company agrees to pay the reasonable fees of the special independent counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities, and damages arising out of or relating to this Agreement or its engagement pursuant hereto to the fullest extent permitted under applicable law.

Section 4.               Notwithstanding any provisions herein to the contrary, to the extent that the Indemnitee is, by reason of (or arising out of) an Indemnifiable Event, a witness in any Claim (other than proceeding instituted by or against Indemnitee), he shall be indemnified by the Company against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

Section 5.               Partial Indemnity, Etc.  Subject to Section 12, if Indemnitee is entitled under any provisions of this Agreement to indemnification by the Company of some or a portion of the Expenses, liabilities, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.  Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein. Indemnitee shall be indemnified against all Expenses incurred in connection therewith.  In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

Section 6.               Expense Advances.  (a) Subject to Article 12 below the Company shall advance all reasonable Expenses incurred by or on behalf of the Indemnitee in connection with any Claim by reason of an Indemnifiable Event within 10 Business Days after the receipt by the Company of a written statement from the Indemnitee requesting such an advance or advances from time to time, whether prior to or after the final disposition of such Claim provided, however that the Reviewing Party has not determined in accordance with the procedures set forth in section 7 that the Indemnitee would not be permitted to be indemnified under applicable law and the terms and conditions of this Agreement.

(b) The obligation of the Company to make Expense Advances pursuant to Section 6(a) shall be subject to the further condition that the Company receives an undertaking from the Indemnitee that, if, when and to the extent that the Reviewing Party or, in case the Indemnitee has commenced legal proceedings in a court as specified in Section 20 herein, the respective court in a final and not appealable decision determines that Indemnitee would not be permitted to be so indemnified under applicable law and the terms and conditions of this Agreement, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid. Indemnitee’s obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon.

Section 7.               Procedure for Determination of Entitlement to Indemnification or Expense Advances.  (a) To obtain indemnification or Expense Advances in accordance with this Agreement, the Indemnitee shall submit to the Secretary a written request, including such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to such indemnification or Expense Advances. The Secretary shall promptly advise the Board in writing of such a request.

(b) The Reviewing Party shall determine within 30 calendar days after the Company receives such request whether the Indemnitee is entitled to such indemnification and/or Expense Advances. In case the Reviewing Party determines that the Indemnitee is not entitled to indemnification or Expense Advances, the Company shall give, or cause to give, to the Indemnitee written notice thereof specifying the reason therefore. The indemnification shall by paid within 10 Business Days after the Reviewing Party determines that the Indemnitee is entitled to indemnification and/or Expense Advances.

(c) The Indemnitee shall cooperate with the Reviewing Party with respect to its request for indemnification and/or Expense Advances, including providing the Reviewing Party upon reasonable request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Upon Indemnitee’s request for indemnification or Expense Advance, Indemnitee shall be presumed to be entitled to indemnification/Expense Advance hereunder and the Company shall have the burden of proof in the making of any determination contrary to such presumption. The Company shall pay any and all reasonable fees, cost and expenses incurred by the Reviewing Party acting pursuant to this Agreement. Cost and expenses incurred by the Indemnitee (including reasonable attorney’s fees) for cooperating with the Reviewing Party shall be borne by the Company unless and until a final and non appealable decision of a competent arbitral tribunal determines that Indemnitee would not be entitled to indemnification.

(d) In the event that (i) the Reviewing Party determines that the Indemnitee is not entitled to indemnification or Expense Advances or if such determination is not made by the Reviewing Party within the period of 30 calendar days pursuant to section 6(b) above, or (ii) the Expense Advance or the indemnity pursuant to section 7(b) above is not timely made, the Indemnitee shall be entitled to commence legal proceedings in a court as specified in Section 20 herein to secure a determination that Indemnitee should be indemnified and/or entitled to Expense Advances under applicable laws or the terms and conditions of this Agreement. Any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law or the terms and conditions of this Agreement shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee. In case of court proceedings in accordance with Section 20 the Indemnitee shall be presumed to be entitled to indemnification/Expense Advance hereunder and the Company shall have the burden of proof to overcome this presumption.

(e) The Company shall indemnify Indemnitee for Expenses incurred by Indemnitee in connection with the successful establishment or enforcement, in whole or in part, by Indemnitee of Indemnitee’s right to indemnification or Expense Advances.

Section 8.               No Presumption.  For purposes of this Agreement, the termination of any action, suit or proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief.

Section 9.               Notification and Defense of Claim.  Within 30 days after receipt by Indemnitee of notice of the commencement of a Claim which may involve an Indemnifiable Event, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, submit to the Company a written notice identifying the proceeding, but the omission so to notify the Company will not relieve it from any liability which it may have to Indemnitee under this Agreement unless the Company is materially prejudiced by such lack of notice.  With respect to any such Claim as to which Indemnitee notifies the Company of the commencement thereof:

(a) the Company will be entitled to participate therein at its own expense;

(b) except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel selected by the Board and reasonably satisfactory to Indemnitee.  After notice from the Company to Indemnitee of its election to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below.  Indemnitee shall have the right to employ counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) in the reasonable opinion of counsel to the Indemnitee there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such action, or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases (subject to Section 12) the fees and expenses of counsel shall be at the expense of the Company.  The Company shall not be entitled to assume the defense of any claim brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in clause (ii) above; and

(c) the Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent.  The Company shall not settle any action or claim the defense of which is assumed by the Company in accordance with this Section 9 in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent.  Neither the Company nor Indemnitee will unreasonably withhold or delay their consent to any proposed settlement.

Section 10.             Non-exclusivity, Etc.  The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Articles of Association, any agreement, a vote of the Company shareholders, including a vote of the Company shareholders granting discharge (“décharge”) under article 698 section 2 para 5 of the Swiss code of obligations (the “SCO”), a resolution of the Board or otherwise.  No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee acting on behalf of the Company and at the request of the Company prior to such amendment, alteration or repeal.  To the extent that a change in the SCO (whether by statute or judicial decision) or the Articles of Association permits greater indemnification by agreement than would be afforded currently under the Articles of Associations and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

Section 11.             Liability Insurance.  To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any Company director or officer.  If, at the time the Company receives notice from any source of a Claim as to which Indemnitee is a party or a participant (as a witness or otherwise), the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies.  In the event of a Potential Change in Control (as defined in Section 13(c) herein), the Company shall maintain in force any and all insurance policies then maintained by the Company providing directors’ and officers’ liability insurance, in respect of Indemnitee, for a period of six years thereafter.  The Company shall indemnify Indemnitee for Expenses incurred by Indemnitee in connection with any successful action brought by Indemnitee for recovery under any insurance policy referred to in this Section 11 and shall advance to Indemnitee the Expenses of such action in the manner provided in Section 6 above.

Section 12.             Limitation of Indemnification.  Notwithstanding any other terms of this Agreement, nothing herein shall indemnify the Indemnitee against, or exempt Indemnitee from, any liability in respect of the Indemnitee’s (a) fraud, or (b) dishonesty.

Section 13.             Certain Definitions.

(a)                                  “Business Day” means any day when the banks in New York and Zurich are open for business.

(b)           The “Board” means the board of directors of the Company.

(c)           “Change in Control” shall be deemed to have occurred if:

(1)           any person, as that term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act, becomes, is discovered to be, or files a report on Schedule 13D or 14D-1 (or any successor schedule, form or report) disclosing that such person is a beneficial owner (as defined in Rule 13d-3 under the Exchange Act or any successor rule or regulation), directly or indirectly, of securities of the Company representing 20% or more of the total voting power of the Company’s then outstanding Voting Securities (unless such person becomes such a beneficial owner in connection with the initial public offering of the Company);

(2)           during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

(3)           the Company, or any material subsidiary of the Company, is merged, amalgamated, consolidated or reorganized into or with another company, corporation or other legal person (an “Acquiring Person”) or securities of the Company are exchanged for securities of an Acquiring Person, and immediately after such merger, amalgamation, consolidation, reorganization or exchange less than a majority of the combined voting power of the then outstanding securities of the Acquiring Person immediately after such transaction are held, directly or indirectly, in the aggregate by the holders of Voting Securities immediately prior to such transaction;

(4)           any Group Company, in any transaction or series of related transactions, sells or otherwise transfers all or substantially all of its assets to an Acquiring Person, and less than a majority of the combined voting power of the then outstanding securities of the Acquiring Person immediately after such sale or transfer is held, directly or indirectly, in the aggregate by the holders of Voting Securities immediately prior to such sale or transfer;

(5)           any Group Company, in any transaction or series of related transactions, sells or otherwise transfers business operations that generated two thirds or more of the consolidated revenues (determined on the basis of the Group Companies four most recently completed fiscal quarters) of the Group Company immediately prior thereto;

(6)           the Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then existing contract or transaction; or

(7)           any other transaction or series of related transactions occur that have substantially the effect of the transactions specified in any of the preceding clauses in this Section 13(a).

Notwithstanding the provisions of Section 13(c)(1) or 13(c)(4), unless otherwise determined in a specific case by majority vote of the Board, a Change of Control shall not be deemed to have occurred for purposes of this Agreement solely because (i) the Company, (ii) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities or (iii) any Company sponsored employee stock ownership plan, or any other employee benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of stock of the Company, or because the Company reports that a Change in Control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

(d) “Claim” means any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any inquiry, hearing or investigation whether conducted by the Company or any other party, whether civil, criminal, administrative, investigative or other and whether formal or informal except for one initiated by the Indemnitee pursuant to Section 20 to enforce Indemnitee’s  rights under this Agreement.

(e) “Expense Advance”  has the meaning assigned in Section 6(a).

(f) “Expenses” means attorneys’ fees, court and administrative fees or charges as well as all other costs, fees, expenses, related taxes and obligations of any nature whatsoever paid or incurred in connection with investigating, defending, being a witness in or participating in (including appeal), or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event or recovery under an directors’ and officers’ liability insurance policies maintained by the Company.

(g) “Group Companies” means the Company and each subsidiary of the Company

(h) “Indemnifiable Event” means any event or occurrence (whether before or after the date hereof) related to the fact that Indemnitee is or was a director, officer, employee, consultant, agent or fiduciary of or to the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity.

(i) Potential Change in Control” will be deemed to have occurred if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person (including the Company) publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; (iii) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company, who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 9.5% or more of the combined voting power of the Company’s then outstanding Voting Securities, increases such person’s beneficial ownership of such securities by five percentage points or more over the initial percentage of such securities; or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(j) “Reviewing Party” means (i) the Board (provided that a majority of directors are not parties to the particular Claim for which Indemnitee is seeking indemnification) or (ii) any other person or body appointed by the Board, who is not a party to the particular Claim for which Indemnitee is seeking indemnification, or (iii) if there has been a Change in Control, the special independent counsel referred to in Section 4 hereof.

(k) “SCO” means the Swiss Code of Obligations (being the fifth part of the Swiss Civil Code) dated March 30 1911, as amended until at December 31 2008.

(l) “Voting Securities” means any securities of the Company which vote generally in the election of directors to the Board.

Section 14.             Amendments, Termination and Waiver.  No supplement, modification, amendment or termination of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 15.             Contribution.  If the indemnification provided in Sections 2 et sqq of this Agreement is unavailable, then, in respect of any Claim in which the Company is jointly liable with Indemnitee (or would be if joined in the Claim), the Company shall contribute to the amount of Expenses, judgments, fines, penalties and amounts paid in settlement as appropriate to reflect: (i) the relative benefits received by the Company, on the one hand, and Indemnitee, on the other hand, from the transaction from which the Claim arose, and (ii) the relative fault of the Company, on the one hand, and of Indemnitee, on the other, in connection with the events which resulted in such Expenses, judgments, fines, penalties and amounts paid in settlement, as well as any other relevant equitable considerations.  The relative fault of the Company, on the one hand, and of Indemnitee, on the other, shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses and Liabilities.  The Company agrees that it would not be just and equitable if contribution pursuant to this Section 15 were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations described in this Section 15.

Section 16.             Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

Section 17.             No Duplication of Payments.  The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under insurance policy or otherwise) of the amounts otherwise indemnifiable hereunder.

Section 18.             Binding Effect, Etc.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, amalgamation, consolidation or otherwise to all or substantially all of the business or assets of the Company, spouse, heirs, and personal and legal representatives.  This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director or officer of the Company or of any other enterprise at the Board’s request.

Section 19.             Severability.  The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

Section 20.             Applicable Law and Consent to Arbitration.  This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of Switzerland, without regard to its conflict of laws rules. Any dispute, controversy or claim arising out of or in relation to this contract, including the validity, invalidity, breach or termination thereof, shall be settled by arbitration in accordance with the Swiss Rules of International Arbitration of the Swiss Chambers of Commerce in force on the date when the Notice of Arbitration is submitted in accordance with these Rules. The number of arbitrators shall be three. The seat of the arbitration shall be in New York City; The arbitral proceedings shall be conducted in English.

[SPACE INTENTIONALLY LEFT BLANK]

Section 21.             Identical Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.  Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Executed.

FOSTER WHEELERAG

By:

INDEMNITEE